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                                                                   EXHIBIT 23.01
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1999 in the Registration Statement (Form S-1) and related Prospectus of Veritas Software Corporation for the registration of ___________________ Convertible Subordinated Notes Due 2006 and shares of common stock issuable upon conversion thereof.


                                                /s/ Ernst & Young LLP



San Jose, California
July 23, 1999